Exhibit 99.1

Fortress Biotech Announces Up to $5 Million Series A Cumulative Redeemable Perpetual Preferred Stock Repurchase Program

New York, NY – March 23, 2020 – Fortress Biotech, Inc. (Nasdaq: FBIO) (“Fortress” or “the Company”), an innovative biopharmaceutical company focused on acquiring, developing and commercializing high-potential marketed pharmaceutical products and development-stage pharmaceutical product candidates, today announced that its Board of Directors authorized the repurchase of up to $5 million of its 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock (Nasdaq: FBIOP) (the “Preferred Stock”).

Fortress appointed ThinkEquity, a division of Fordham Financial Management, Inc. to purchase the stock on behalf of the Company in conformity with the provisions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. ThinkEquity may commence purchasing the shares of the Preferred Stock beginning on March 23, 2020 until the earlier of the close of trading on May 31, 2020 or the date that the aggregate purchases reach a total of $5 million. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended or terminated at any time.

The Company’s proposed repurchases may be made from time to time on the open market at prevailing market prices, in privately negotiated transactions, in block trades and/or through other legally permissible means, depending on market conditions and in accordance with applicable rules and regulations. The Company’s Board of Directors will review the share repurchase program periodically and may authorize adjustment of its terms and size. The Company plans to fund repurchases from its existing cash balance.

About Fortress Biotech

Fortress Biotech, Inc. (“Fortress”) is an innovative biopharmaceutical company that was recently ranked number 10 in Deloitte’s 2019 Technology Fast 500™, an annual ranking of the fastest-growing North American companies in the technology, media, telecommunications, life sciences and energy tech sectors, based on percentage of fiscal year revenue growth over a three-year period. Fortress is focused on acquiring, developing and commercializing high-potential marketed pharmaceutical products and development-stage pharmaceutical product candidates. The company has five marketed prescription pharmaceutical products and over 25 programs in development at Fortress, at its majority-owned and majority-controlled partners and at partners it founded and in which it holds significant minority ownership positions. Such product candidates span six large-market therapeutic areas, including oncology, rare diseases and gene therapy, which allow it to create value while mitigating risk for shareholders. Fortress advances its diversified pipeline through a streamlined operating structure that fosters efficient drug development. The Fortress model is driven by a world-class business development team that is focused on leveraging its significant biopharmaceutical industry expertise to further expand the company’s portfolio of product opportunities. Fortress has established partnerships with some of the world’s leading academic research institutions and biopharmaceutical companies to maximize each opportunity to its full potential, including Alexion Pharmaceuticals, Inc., City of Hope, Fred Hutchinson Cancer Research Center, InvaGen Pharmaceuticals Inc. (a subsidiary of Cipla Limited), St. Jude Children’s Research Hospital and Nationwide Children’s Hospital. For more information, visit www.fortressbiotech.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “we”, “us” and “our” may refer to Fortress individually or together with one or more partner companies, as dictated by context. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks relating to the timing of starting and completing clinical trials; our dependence on third-party suppliers; risks relating to the COVID-19 outbreak and its potential impact on our employees’ and consultants’ ability to complete work in a timely manner and on our ability to obtain additional financing on favorable terms or at all; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.

Company Contacts:

Jaclyn Jaffe and William Begien

Fortress Biotech, Inc.

(781) 652-4500

ir@fortressbiotech.com

Investor Relations Contact:

Daniel Ferry

LifeSci Advisors, LLC

(617) 430-7576

daniel@lifesciadvisors.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com